UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

Voyager Learning Company
 (Exact name of registrant as specified in its charter)

Delaware	001-07680	36-3580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 3, 2009, Voyager Learning Company (the “Company” or “Voyager”) is presenting an overview of the Company and the proposed business combination transaction with Cambium Learning, Inc. (“Cambium”) to Keystone Group, L.P., one of the Company’s stockholders. A copy of the presentation is filed herewith as Exhibit 99.1 to this Form 8-K.

Forward-Looking Statements

Some of the statements contained in the attached presentation constitute forward-looking statements. These statements relate to future events including the transaction, our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to obtain regulatory approvals necessary to complete the transaction, satisfaction of closing conditions in the merger agreement, approval of the merger agreement by our stockholders, loss of key personnel, success of ongoing product development, maintaining acceptable margins, the ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain a broad customer base for our current and future products, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on our business, the impact on our stock price and trading volume as a result of our common stock being traded over-the-counter, the impact of competition and the risk that our competitors will seek to capitalize on the risks and uncertainties confronting us, including those listed above and the uncertainty of economic conditions in general, financial market performance, and other risks listed under “Risk Factors” in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these statements.

Additional Information and Where to Find It

On August 6, 2009, Cambium Learning Group, Inc. (formerly known as Cambium-Voyager Holdings, Inc.) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) containing a preliminary proxy statement/prospectus regarding the proposed business combination of Voyager and Cambium. On October 9, 2009 and October 30, 2009, Cambium Learning Group, Inc. filed Amendment No. 1 and Amendment No. 2, respectively, to the Form S-4. This material is not a substitute for the final proxy statement/prospectus regarding the proposed business combination. Investors and stockholders are urged to read carefully the preliminary proxy statement/prospectus and the final proxy statement/prospectus when available because they contain and will contain important information about Cambium Learning Group, Inc., Cambium, Voyager, the business combination and related matters. Voyager will mail the final proxy statement/prospectus to each of its stockholders. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain documents filed by Voyager with the SEC regarding this transaction, free of charge, from Voyager’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

Cambium Learning Group, Inc., Voyager, Cambium and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from Voyager’s stockholders in favor of the merger agreement entered into in connection with the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Voyager’s stockholders is included in the preliminary proxy statement/prospectus described above and will be included in the final proxy statement/prospectus when available.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Presentation, dated November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2009

VOYAGER LEARNING COMPANY

By:      /s/ Todd W. Buchardt

Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Presentation, dated November 3, 2009.